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PROSPECTUS SUPPLEMENT                                          FILE NO. 333-68747
(TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED MAY 6, 1999)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1882


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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PRINCIPAL AMOUNT:                $5,260,000                 ORIGINAL ISSUE DATE:              August 23, 1999


CUSIP NUMBER:                    59018S 3J1                 STATED MATURITY DATE:             June 3, 2004


INTEREST CALCULATION:                                       DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                              /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                              / / 30/360
(FIXED INTEREST RATE):                                      / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                                   / / COMMERCIAL PAPER RATE
/ / CMT RATE                                                / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                              / / CD RATE
/ / FEDERAL FUNDS RATE                                      / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                                        DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE: 3750                                     LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                                           LIBOR REUTERS PAGE:


INDEX MATURITY (INITIAL PERIOD): Two Months
INDEX MATURITY:                  Three Months               MINIMUM INTEREST RATE:            Not Applicable


SPREAD:                          0.200%                     MAXIMUM INTEREST RATE:            Not Applicable


INITIAL INTEREST RATE:           TBD                        SPREAD MULTIPLIER:                Not Applicable


INTEREST RESET DATES:            Quarterly, on the 1st of February, May, August and November, commenicng November 1,
                                 1999; subject to modified following business day convention 1st coupon use 2 month libor.


INTEREST PAYMENT DATES:          Quarterly, on the 1st of February, May, August and November, commencing November 1,
                                 1999; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:            The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:           The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                            The Notes are being issued in fully registered book-entry form.


TRUSTEE:                         The Chase Manhattan Bank


DATED:                           August 18, 1999


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